                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            LUCENT TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                          22-3408857
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         600 MOUNTAIN AVENUE, MURRAY HILL, NJ            07974
       (Address of principal executive officers)       (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

  Securities Act registration file number to which this form relates: 333-01223

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                           Name of each exchange on which
to be so registered                                           each class is to be registered

6.45% DEBENTURES DUE MARCH 15, 2029                           NEW YORK STOCK EXCHANGE
                                                              LUXEMBOURG STOCK EXCHANGE
                                                              STOCK EXCHANGE OF SINGAPORE LIMITED

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Amendment No. 3 to Form S-3 Registration Statement (Registration No. 333-01223), filed with the Securities and Exchange Commission pursuant to Rule 415 on April 1, 1996, as supplemented by the Prospectus Supplement dated March 10, 1999, filed with the SEC on March 11, 1999, is incorporated herein by reference.


ITEM 2.  EXHIBITS

1. Indenture, dated as of April 1, 1996, between the Registrant and The Bank of New York, as trustee, relating to an unlimited principal amount of the Registrant's unsecured debentures, notes or other evidences of indebtedness, is incorporated herein by reference from the Registrant's indebtedness, is incorporated herein by reference from the Registrant's Amendment No. 3 to Form S-3 Registration Statement (Registration No. 333-01223) filed with the Securities and Exchange Commission on April 1, 1996.

2.       Specimen Debenture.

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, on this 15th day of March 1999.




LUCENT TECHNOLOGIES INC.



By:      /s/ William R. Carapezzi, Jr.
         ----------------------------------
         Name:    William R. Carapezzi, Jr.
         Title:   Vice President and Treasurer

                                       3